September 25, 1996


Dear Shareholder:

         You are cordially invited to attend the 1996 Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday, October 16, 1996 at 5:00 p.m.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, Whelan, Doerr, Pike & Pawley, PSC, will be present to respond to appropriate questions of shareholders.

         Detailed information concerning activities and operating performance during the fiscal year ended June 30, 1996 is contained in our Annual Report, which is also enclosed.

         Please sign, date and promptly return the enclosed proxy card to the Corporation. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                                   Sincerely,



                                    LARRY W. LOGSDON
                                    President

                FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 Ring Road
                       Elizabethtown, Kentucky 42702-5006
                                 (502) 765-2131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be Held on October 16, 1996


         The Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation"), will be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, October 16, 1996 at 5:00 p.m.

         A Proxy Card and a Proxy Statement of the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

            1.    The election of three directors of the Corporation;

            2. The ratification of the appointment of Whelan, Doerr, Pike & Pawley, PSC as auditors for the Corporation for the fiscal year ending June 30, 1997; and

            3. Such other matters as may properly come before the meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on August 30, 1996 are the shareholders entitled to vote at the meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    REBECCA S. BOWLING
                                    Secretary

Elizabethtown, Kentucky


IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXY CARDS IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 RING ROAD
                       ELIZABETHTOWN, KENTUCKY 42702-5006
                                 (502) 765-2131

                         ANNUAL MEETING OF SHAREHOLDERS
                                October 16, 1996

                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of First Federal Financial Corporation of Kentucky (the "Corporation") for use at the 1996 Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, October 16, 1996 at 5:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement, together with the enclosed proxy card, are being first mailed to stockholders of the Corporation on or about September 25, 1996.


                           REVOCABILITY OF PROXY CARDS

         Shareholders who execute proxy cards retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxy cards will be voted at the Meeting and all adjournments thereof. Proxy cards may be revoked by written notice to the Secretary of the Corporation or by the filing of a later-dated proxy card prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy card should be sent to the Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, and will be effective if received by the Secretary prior to the Meeting. A previously submitted proxy card will also be revoked if a shareholder attends the Meeting and votes in person. Proxy cards solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, the shares represented by a signed proxy card will be voted for the nominees for director set forth below and in favor of the other proposal set forth in this proxy statement for consideration at the Meeting. The proxy card confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on August 30, 1996 are entitled to one vote for each share then held, except for the right to cumulate votes for the election of directors. As of August 30, 1996, the Corporation had 4,210,969 shares of common stock ("Common Stock") issued and outstanding.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934. Based on such reports, the following table sets forth, as of August 30, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock as of that date. The table also sets forth the beneficial ownership of the Corporation's Chief Executive Officer and all executive officers and directors as a group.

                                       Amount & Nature       Percent of Shares
                                        of Beneficial         of Capital Stock
                                          Ownership              Outstanding
First Federal Financial Corporation
of Kentucky Employee Stock
Ownership Plan
2323 Ring road
P.O. Box 5006
Elizabethtown, Kentucky  42702-5006      322,364 (1)                 7.66%
All Executive Officers and
  Directors as a Group (20 Persons)      720,688 (2)                17.11%

(1) Includes 861 shares of Common Stock currently held in a suspense account for future allocation to employee participants. As of the date of this proxy statement, 321,503 shares have been allocated. The unallocated shares are voted by First Federal Savings Bank Trust Department, the ESOP Trustee, pursuant to instructions received from the Employee Stock Ownership Plan ("ESOP") Committee consisting of the Board of Directors of First Federal Savings Bank of Elizabethtown ("Savings Bank"). The voting of allocated shares is directed by the employees.

(2) Includes certain shares owned by spouses, or as custodian or trustee, over which shares all executive officers and directors as a group effectively exercise sole voting and investment power, unless otherwise indicated. Also includes 55,674 shares of Common Stock which may be purchased pursuant to stock options exercisable within 60 days from the record date, and 155,212 shares held by the Savings Bank's ESOP which have been allocated to all executive officer participants as a group. Shares allocated to an employee participant are voted by the employee. Excludes 861 unallocated shares held by the ESOP for the benefit of plan participants. The Board of Directors of the Savings Bank serves as the ESOP Committee and has the authority to direct the voting of the ESOP's unallocated shares.


                                CUMULATIVE VOTING

         Pursuant to the Articles of Incorporation and Bylaws of the Corporation, every stockholder voting for the election of directors is entitled to cast a number of votes calculated by multiplying his shares times the number directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of candidates. The Board of Directors intends to vote the shares represented by completed proxy cards solicited by it equally among the three candidates standing for election as directors nominated by the Board of Directors. However, the Board reserves the right, in its sole discretion, to distribute the votes among some or all of the nominees of the Board of Directors in another manner so as to elect as directors the maximum number of nominees possible.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Corporation's Board of Directors is currently comprised of nine directors, divided into three classes with staggered terms. One class of three directors is elected annually to a three-year term.

         At the Meeting three current directors will stand for re-election. The Board of Directors has nominated Van E. Allen, Wreno M. Hall, and Walter D. Huddleston to serve as directors for terms of three years. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

         The three persons receiving the most votes cast in their favor at the Meeting will be elected as directors. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

         The following table sets forth for each nominee and for each director continuing in office such person's name, age, the year he or she first became a director and the number of shares and percentage of the Common Stock beneficially owned.

                                                         SHARES OF
                                                          COMMON
                                  YEAR FIRST               STOCK
                                   ELECTED             BENEFICIALLY
                       AGE AT         OR       TERM      OWNED AT      PERCENT
                      JUNE 30,    APPOINTED     TO      AUGUST 30,       OF
             NAME       1996     DIRECTOR (1) EXPIRE    1996 (2)(3)     CLASS
             ----       ----     ------------ ------   -------------    -----
Van E. Allen             86          1950      1999     32,000           .76%
Wreno M. Hall            77          1979      1999    102,264          2.43
Walter D. Huddleston     70          1966      1999     72,030          1.71

                         DIRECTORS CONTINUING IN OFFICE

Robert M. Brown          56          1991      1998     11,832           .28
Irene B. Lewis           75          1983      1997      3,200           .08
Larry W. Logsdon         54          1983      1997    111,390(4)       2.63
Kennard Peden            80          1967      1997     24,000           .57
Burlyn Pike              75          1995      1998      1,600           .01
J. Alton Rider           59          1987      1998     69,324          1.64


Certain Non-Director Executive Officers

                                   Number of Shares of          Percent
                                Common Stock Beneficially         of
         Name           Age                Owned                 Class

B. Keith Johnson         35              21,598 (5)              .51%
M. Dennis Young          37             140,866 (2)(6)          3.35%
Wm. Ray Brown            48              29,792 (7)              .71%

(1) Reflects the year first elected as a director of the Savings Bank. With the exception of Mr. Brown, who was appointed to the Board of Directors to fill a vacancy on July 22, 1991 and Mr. Pike who was appointed to fill the unexpired term of J. Howard Holbert on January 4, 1995, each director became a director of the Corporation on the date of its incorporation in August 1989.

(2) Includes certain shares owned by spouses, or as custodian or trustee over which shares the director or executive officer effectively exercises sole voting and investment power, unless otherwise indicated.

(3) Excludes 861 unallocated shares held by the Savings Bank's ESOP for the benefit of plan participants. The

         Board of Directors of the Savings Bank serves as the ESOP Committee and has the authority to direct the voting of the ESOP's unallocated shares.

(4) Includes 26,668 shares of Common Stock which Mr. Logsdon may purchase pursuant to stock options which are immediately exercisable. Also includes 49,580 shares under the ESOP which have been allocated to Mr. Logsdon's account for which Mr. Logsdon has voting rights.

(5) Includes 20,000 shares of Common Stock which Mr. Johnson may purchase pursuant to stock options which are immediately exercisable. Also includes 1,598 shares under the ESOP which have been allocated to Mr. Johnson's account for which Mr. Johnson has voting rights.

(6) Includes 20,902 shares under the ESOP which have been allocated to Mr. Young's account for which Mr. Young has voting rights.

(7) Includes 22,980 shares under the ESOP which have been allocated to Mr. Brown's account for which Mr. Brown has voting rights.


LISTED BELOW IS CERTAIN INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION. UNLESS OTHERWISE NOTED ALL DIRECTORS AND EXECUTIVE OFFICERS HAVE HELD THESE POSITIONS FOR AT LEAST FIVE YEARS.

         Van E. Allen has been a director of the Savings Bank since 1950 and has held the office of Senior Vice President for 31 years. Mr. Allen is a retired businessman who previously served on the Elizabethtown City Council.

         Robert M. Brown owns and operates Brown Funeral Home, which he formed in 1972. He is a charter member of the Elizabethtown A.M. Rotary Club.
Mr. Brown is also active in the National, Kentucky and South Central Funeral Directors Association. He is also an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partner's in Progress fund raising campaign.

         Wreno M. Hall has been a surgeon in Elizabethtown for over 35 years.

         Walter D. Huddleston is a former two-term member of the United States Senate. Since leaving the Senate in 1985, he has owned and operated Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington, D.C. Mr. Huddleston is a member of the Chamber of Commerce.

         Larry W. Logsdon has been employed in various capacities by First Federal Savings Bank of Elizabethtown since 1966. Currently he serves as President and C.E.O. of the bank, its subsidiary, First Service Corporation, and its parent company, First Federal Financial Corporation of Kentucky. Mr. Logsdon currently serves as a board member of the Kentucky Bankers Association and is past chairman of the Kentucky League of Savings Institutions, Inc. Locally, he serves as vice chairman of the Elizabethtown Industrial Foundation and as a director for the North Central Kentucky Educational Foundation. He is a past president of the Elizabethtown Rotary Club and is a past director of the Elizabethtown-Hardin County Chamber of Commerce.

         Irene B. Lewis was employed by the Savings Bank in various capacities including Controller and Corporate Secretary for 38 years prior to her retirement in 1985.

         Kennard Peden is a retired farmer. Mr. Peden is a member of the Board of Directors of the Western District Warehousing Corporation, Shelbyville, Kentucky and also serves as a director of the North Central Kentucky Education Foundation.

         Burlyn Pike is a member of the law firm Pike & Schmidt Law Office, P.S.C. in Shepherdsville, Kentucky. Mr. Pike also served as the President and Chief Executive Officer of Bullitt Federal Savings Bank until its merger with First Federal Savings Bank in January of 1995. Mr. Pike was named a director of the Corporation in January 1995.

         J. Alton Rider has been owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, and a current member of the National Retail Federation. He is also currently serving as a Board member of the Kentucky Retail Federation.

Certain Non-Director Executive Officers

         B. Keith Johnson currently holds the title of Executive Vice President. Previous to Mr. Johnson joining the corporation as the comptroller in 1993, he was a principal in the accounting firm of Whelan, Johnson, Doerr, Pike
& Pawley P.S.C., where he was extensively involved in the firm's financial institution practice. Mr. Johnson has been a licensed CPA since 1984.

         M. Dennis Young currently serves as the Senior Vice President and Chief Financial Officer of the Corporation. Mr. Young has been with the Bank since 1983.

         Wm. Ray Brown currently serving as a Senior Vice President and Compliance Officer for the Corporation. Mr. Brown has served in many capacities since joining the Bank in 1972.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended June 30, 1996, the Board of Directors held 13 meetings. No director of the Corporation attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

         The full Board of Directors of the Corporation acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees nor, subject to the procedural requirements set forth in the Corporation's Articles of Incorporation and Bylaws, established any procedures for this purpose. The Board of Directors met once during the 1996 fiscal year in its capacity as nominating committee.

         The Board of Directors has an audit committee which selects the Corporation's independent auditors and reviews major financial, accounting and internal auditing policies. This committee meets with the independent auditors prior to scheduling the external audits to discuss the scope of work and audit findings and reviews the finished reports. The committee also reviews Office of Thrift Supervision examiner's reports and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees. The audit committee is composed of Directors Lewis, Peden, and Rider. The audit committee met twice during the 1996 fiscal year.

         The Board of Directors has a compensation committee which meets to determine issues involving executive compensation. The compensation committee is composed of Directors Huddleston, Allen and Hall. The compensation committee met once in 1996.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

         During fiscal 1994, the Corporation established a Compensation Committee, comprised entirely of independent, nonemployee directors, with responsibility for reviewing all aspects of the Corporation's and Savings Bank's executive compensation program. The Compensation Committee's primary objective in the structuring of executive compensation is to provide a means of attracting and retaining executives with the experience and capability of providing outstanding leadership to the Corporation and the Savings Bank.

         The Corporation's and the Bank's executive compensation program, described in greater detail below, consists of a competitive base salary, an incentive bonus based on the attainment of annual corporate performance objectives, and stock-based compensation awards.

         In establishing base salary levels and recommending corporate performance objectives, the Committee reviews relevant financial results for the Corporation, including growth in earnings, the rate of return on assets, and various other measures of productivity and efficiency. The Compensation Committee also believes that stock-based compensation, in the form of ESOP awards and grants of stock options and stock appreciation rights, can provide a longer-term incentive by giving executives, employees, and the Corporation's shareholders a common interest in increasing long-term shareholder value.

Salaries
         The Compensation Committee has established a policy of providing base pay for executives that approximates the median base pay provided to executives of other thrifts and financial institutions of similar size. Base pay increases for executives and all other employees are based on an evaluation of individual performance.

Bonus Incentive Compensation
         Corporate performance objectives are established each year by the Board of Directors, which can include specific targets for growth, return on assets, and return on equity. When these objectives are met, all employees, including executive officers, earn an incentive bonus equal to a percentage of base pay. Based upon the actual financial results for the year all employees of the Savings Bank earned an incentive bonus equal to 7.36% of base pay.

Employee Stock Ownership Plan
         The Corporation awards shares of the Common Stock under the ESOP to eligible employees, including executives, based on a percentage of base pay determined by the Board of Directors. Under the ESOP, executive officers were awarded an aggregate of 5,527 shares of Common Stock during fiscal 1996.

Stock Option and Incentive Plan
         The Corporation maintains a Stock Option and Incentive Plan as a means of increasing the incentive and encouraging the continued employment of key employees by facilitating their purchases of an equity interest in the Corporation. Under this plan, participants are eligible to receive stock options and stock appreciation rights. Awards under the plan are subject to vesting and forfeiture as determined by the Stock Option Committee administering the plan. The stock options which have been granted have various vesting schedules which range from four years to eight years depending on the date of the option.
Options and SARs may be granted at or below the market value of the Corporation's Common Stock on the date of grant. During the fiscal 1996, 7,000 shares were granted to executive officers under this plan. The Board believes that this plan helps to retain and motivate executive officers to improve long-term shareholder value.

Compensation of Chief Executive Officer
         In establishing Mr. Logsdon's salary for fiscal year 1996, the Compensation Committee took into account the Corporation's success in meeting its financial and non-financial performance goals and the Committee's overall assessment of Mr. Logsdon's contribution to the Corporation's outstanding performance. During fiscal year 1996, the Corporation had goals in the following areas: (1) return on assets, (2) loan growth, and (3) deposit growth. Under Mr. Logsdon's leadership the Corporation met substantially all the established goals and achieved a record level of net income. Mr. Logsdon earned a base salary of $142,100 for fiscal 1996, a 6.4% increase over his base salary for fiscal 1995. Mr. Logsdon's incentive bonus for fiscal 1996 was $10,458, or
 7.36% of his salary, which was the same percentage as was received by all employees of the Savings Bank. In addition, Mr. Logsdon was given a $10,000 bonus for the successful completion of the Bullitt Federal Savings Bank
acquisition.   Mr. Logsdon was also awarded 1,557 shares of stock from the ESOP during fiscal 1996.

                                              COMPENSATION COMMITTEE
                                               Walter D. Huddleston
                                                   Van E. Allen
                                                   Wreno M. Hall
                                                    Burlyn Pike

Summary Compensation Table

         The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the Savings Bank. No other executive officer earned a combined salary and bonus in excess of $100,000 during fiscal year 1996.



                               ANNUAL COMPENSATION
Name and                                             Other Annual   All Other
Principal Position       Year    Salary    Bonus     Compensation  Compensation
                                           (1)           (2)          (3)
Larry W. Logsdon         1996   $142,100  $22,444       $3,237     $  51,757
President and Chief      1995    133,600   11,262        3,300       108,454
  Executive Officer      1994    128,500   10,832        3,300        91,978


(1) Includes a performance incentive bonus, a Christmas bonus and a bonus related to the successful completion of the Bullitt Federal acquistion. See "Board of Directors Report on Executive Compensation."

(2) Represents compensation related to Mr. Logsdon's use of an automobile provided by the Savings Bank.

(3) Includes the following for the 1996, 1995, and 1994 fiscal years, respectively: director's fees of $12,600, $12,600, and $12,600 ; matching contributions under the Savings Bank's 401 (k) plan of $5,682, $5,344, and $5,142; amounts credited to Mr. Logsdon's account under the Savings Bank's ESOP of $33,475, $90,510, and $74,236.


Options Exercises and Year-end Value Table

         The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 1996.


                                                                    Value of
                                                   Number of      Unexercised
                                                  Unexercised     In-the-Money
                                                    Options         Options
                                                   at Fiscal       at Fiscal
                 Shares Acquired     Value          Year-End        Year-End
      Name         on Exercise     Realized(1)   (Exercisable)  (Exercisable)(1)

Larry W. Logsdon        -0-            -0-          26,668        $452,525

(1) Difference between fair market value of underlying Common Stock at June 30, 1996 and the exercise price of such options.


Directors' Compensation

         Members of the Board of Directors of the Corporation receive a monthly fee of $250. Members of the Savings Bank's Board of Directors receive a monthly fee of $750. Advisory Board members receive a monthly fee of $550. No fees are paid for attendance at committee meetings.

Employment Agreeements


         Effective April 24, 1987, the Savings Bank entered into an employment agreement with Larry W. Logsdon, formerly Executive Vice President and currently President and Chief Executive Officer of the Savings Bank. The agreement, which is for a five-year term, provides for a minimum salary of $77,500. The agreement provides for an automatic annual extension of the term of employment for an additional one-year period beyond the then effective expiration date unless the Savings Bank or Mr. Logsdon gives written notice that the agreement will not be extended further. In determining whether to give such written notice, the Board of Directors evaluates Mr. Logsdon's overall job performance. The agreement provides for Mr. Logsdon's inclusion in any discretionary bonus plans, customary fringe benefits, vacation and sick leave as provided for the other management personnel. The agreement is terminable upon Mr. Logsdon's death, by voluntary termination or by the Savings Bank for "just cause" as defined in such agreement. If the Savings Bank terminates Mr. Logsdon's employment without just cause, Mr. Logsdon is entitled to a continuation of his salary for the remaining term of the agreement. He would also be entitled to the amount of the cost incurred in obtaining health, life and disability insurance at benefit levels substantially equal to those being provided under the terms of the agreement to the extent such benefits are obtainable, up to the date of termination of the agreement. Mr. Logsdon would also be entitled to supplemental retirement benefits in an amount sufficient to provide him with the benefit he would have during the remainder of the period of his employment.

         Mr. Logsdon's agreement provides that in the event of disability, the Savings Bank shall continue to pay him full compensation for the first 18 months from the date of such disability at which time the Savings Bank may terminate the agreement and Mr. Logsdon shall receive 60% of his monthly salary following such 18 month period until the earlier of the death or normal retirement date under the Savings Bank's pension plan. The agreement provides that this amount shall be offset by any amounts paid to Mr. Logsdon under any other disability program maintained by the Savings Bank.

         The agreement contains a provision stating that in the event the Savings Bank undergoes a "change of control" and Mr. Logsdon is thereafter terminated for other than "cause," retirement, or extended disability; suffers a change in capacity or circumstances of employment as contemplated by the agreement; or suffers reduction in compensation, responsibility, authority or benefits without his written consent, then the Savings Bank must make an additional payment to Mr. Logsdon, unless such payment, in whole or in part, will reduce the capital of the Savings Bank below its minimum regulatory capital requirements. First, Mr. Logsdon will be paid an amount equal to 2.99 times his average annual compensation received during the five-year period immediately preceding the change of control. It is estimated that as of June 30, 1996 such payment would be $387,025. Second, Mr. Logsdon and his dependents, beneficiaries and estate will continue to be covered under all benefit plans of the Savings Bank for thirty-six months after termination or other event which triggered the additional payment.

Benefits

         Insurance. The Savings Bank's full-time officers and employees are provided hospitalization, major medical and life insurance. The Savings Bank pays the premiums for these coverages. The Savings Bank also provides disability, dental, and cancer insurance for its full-time employees at the Savings Bank's expense.

         Retirement Plan. The Savings Bank is a participating employer in a multiple employer pension plan sponsored by the Financial Institution Retirement Fund. All full time employees of the Savings Bank are eligible to participate after one year of service and attaining age 21. Service credit for purposes of benefit accrued, eligibility and vesting is retroactive to the date of employment.

         A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, ("Code") as a "tax qualified" deferred benefits plan, and with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the plan is equal to 2% of the highest average earnings received in any five consecutive full calendar years during the last ten years of employment before the participant's normal retirement date multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Logsdon has 27 years of credited service under the plan. During fiscal year 1996, the Bank contributed $113,584 to the plan.

         The following table shows the estimated annual benefits payable under the plan based on the respective employee's years of service and the compensation indicated below, as calculated under the plan assuming retirement as of December 31, 1995. Under the Code, benefits under the plan are limited to $120,000 per year.

                                YEARS OF SERVICE
  Remuneration           15         20         25        30         35
  ------------          ----       ----       ----      ----       ---
     10,000            3,000       4,000      5,000     6,000      7,000
     20,000            6,000       8,000     10,000    12,000     14,000
     30,000            9,000      12,000     15,000    18,000     21,000
     60,000           18,000      24,000     30,000    36,000     42,000
     90,000           27,000      36,000     45,000    54,000     63,000
    120,000           36,000      48,000     60,000    72,000     84,000
    150,000           45,000      60,000     75,000    90,000    105,000


Transactions with the Corporation and the Savings Bank

         In the past, the Savings Bank has followed a policy of offering preferential terms on loans to its officers, directors and employees. As a result of the passage in August 1989 of the Financial Institution Reform, Recovery and Enforcement Act of 1989, however, the Savings Bank is no longer permitted to grant loans on preferential terms to executive officers and directors. The Savings Bank therefore currently offers interest rate and fee concessions only on loans to its non-executive employees. All loans to directors and executive officers are approved by the Board of Directors and are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

         Set forth below is certain information relating to loans made to executive officers and directors and their affiliates whose total aggregate loan balances exceeded $60,000 at any time since the beginning of the last fiscal year.



                                                              Highest
                                                              Unpaid
                                                            Principal
                                      Prevailing  Interest   Balance  Balance at
   Name and          Date     Opening  Rate When    Rate      Since    June 30,
 Type of Loan     Originated  Balance  Loan Made  Charged  July 1, 1995   1996
 ------------     ----------  -------  ---------  -------  ------------   ----
Alan Howell
First mortgage on   12/21/88  100,000    10.50    5.755% (1)   $87,752  $84,892
personal residence


(1)      Loan is adjustable rate; rate represents current interest rate.

                       COMPARATIVE STOCK PERFORMANCE GRAPH


         The graph below shows the cumulative total return on the Common Stock of the Corporation between June 30, 1991 through June 30, 1996 compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the S&P Savings and Loans Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1991 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1991 in the Common Stock of the Corporation or in the indexes.


[GRAPHIC OMITTED]







                             Cumulative Total Return
                                    6/91     6/92   6/93   6/94     6/95   6/96
First Federal Financial
  Corporation of Kentucky            100      141    188    304      264    403
S & P Savings & Loan Companies       100      120    151    153      204    261
NASDAQ Stock Market - US             100      110    110    117      141    173

             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

         The board of Directors has renewed the corporation's arrangements with Whelan, Doerr, Pike & Pawley, PSC, independent certified public accountants, to be its auditors for the 1997 fiscal year, subject to ratification by the Corporation's shareholders. A representative of Whelan, Doerr, Pike & Pawley, PSC is expected to be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

         The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Corporation at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against Proposal II. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of auditors.

                          BENEFICIAL OWNERSHIP REPORTS

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, the Corporation's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year, the Corporation believes that during the fiscal year ended June 30, 1996, all of its officers, directors and stockholders owning in excess of ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that shares represented by completed proxy cards in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such shares.

                                  MISCELLANEOUS

         The cost of solicitation of proxy cards will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxy cards personally or by telegraph or telephone without additional compensation.

         The Corporation's Annual Report to Shareholders, including financial statements, is being mailed to all shareholders of record as of the close of business on August 30, 1996. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's home office at 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, no later than May 4, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Rebecca S. Bowling
                                    Secretary

Elizabethtown, Kentucky
September 25, 1996

                          The Directors and Officers of
                 First Federal Financial Corporation of Kentucky
                       cordially invite you to attend our
                         Annual Meeting of Stockholders
                           Wednesday, October 16, 1996
                                     5:00 PM
                            Corporation's Home Office
                                 2323 Ring Road
                             Elizabethtown, KY 42701

                                    IMPORTANT
In order that there may be a proper representation at the meeting, you are urged to sign, date and mail the below proxy card even though you now plan to attend. If you are present in person you may, if you wish, vote personally on all matters brought before the meeting.

                             DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------
                              REVOCABLE PROXY CARD
                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 16, 1996

The undersigned hereby appoints the full board of directors of the Corporation with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Federal Financial Corporation of Kentucky which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday, October 16, 1996 at 5:00 p.m., local time and at any and all adjournments thereof, as follows:

1 . The election as directors of all nominees listed below (except as, marked to
    the contrary below)                      FOR      VOTE WITHHELD
          Van E. Allen                       |_|           |_|
          Wreno M. Hall
          Walter D. Huddleston

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line below.

2.  The ratification of the appointment of Whelan, Doerr, Pike & Pawley, PSC
    as auditors for the 1997 fiscal year.     FOR   AGAINST   ABSTAIN

                                              |-|     |-|        |-|

The Board of Directors  recommends  a vote "FOR' each of the nominees  listed in
Item 1 and "FOR" Item 2.

             THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS.

    This proxy card is solicited by the Board of Directors and the shares represented hereby will be voted as directed and In accordance with the accompanying proxy statement. If no instructions are provided, the shares represented hereby will be voted 'For" each of the nominees listed in Item 1 and "For" Item 2. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Undersigned's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt for the Corporation prior to the execution of this proxy card of Notice of the Meeting, a Proxy Statement dated September 25, 1996 and the 1996 Annual Report to Stockholders. DATE: , 1996



                           PRINT NAME OF STOCKHOLDER


                            SIGNATURE OF STOCKHOLDER


                           PRINT NAME OF STOCKHOLDER

                            SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
- -------------------------------------------------------------------------------